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                                                                   Exhibit 10.21

           SECOND AMENDMENT TO SERIES A SUBORDINATED CONVERTIBLE NOTE

         THIS SECOND AMENDMENT TO SERIES A SUBORDINATED CONVERTIBLE NOTE ("Amendment") is made this 25th day of March 2003, by and between SpaceDev, Inc., a Colorado corporation (the "Company") and Emery E. Skarupa (the "Holder").

                                     PREFACE

         WHEREAS, Holder invested in those certain Series A Subordinated Convertible Notes of the Company pursuant to a Note Purchase Agreement and Series A Subordinated Convertible Note (the "Note") dated October 29, 2002 in the principal amount of Fifty Thousand Dollars ($50,000.00); and

         WHEREAS, Holder and the Company desire the extend the repayment period of the Note by an additional six (6) months as provided in this Amendment;

         NOW THEREFORE, the Note is amended as provided in this Amendment.

                                    ARTICLE I

         Section 1.1 of the Note is stricken in its entirety and amended to read as follows:

         "1.1 PAYMENT. Subject to the provisions of Section 2 hereof relating to the conversion of this Note, principal and accrued interest hereof shall be payable on the twelve-month anniversary hereof (the "MATURITY DATE").

         Payments hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until such principal is paid or converted as provided in Section 2 hereof at a rate of 2.03% per annum (computed on the basis of a 365-day year)."

                                   ARTICLE II

         This Amendment to the Note may be executed in any number of counterparts, each of which, when taken together, shall be deemed the fully executed agreement between the parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective March 25, 2003.

HOLDER                               THE COMPANY

/s/ Emery E. Skarupa                 By: /s/ James W. Benson
-----------------------------        -------------------------------------------
Emery E. Skarupa                     James W. Benson, Chief Executive Officer


                                     By:  /s/ Richard B. Slansky
                                         ---------------------------------------
                                     Richard B. Slansky, Chief Financial Officer